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                                   EXHIBIT 21










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                           SUBSIDIARIES OF REGISTRANT

                                 Jurisdiction of          % Of Stock Owned                    Other Names Under
     Name of Subsidiary          Incorporation               By Parent                        Which Do Business
     ------------------          -------------               ---------                        -----------------

Delta Mills, Inc.                      DE                  100% owned by
                                                    Delta Woodside Industries, Inc.      Delta Mills Marketing Company

Nautilus International, Inc.           VA                  100% owned by
                                                    Delta Woodside Industries, Inc.

Delta Mills Marketing, Inc.            DE                  100% owned by                   Delta Mills Sales Company
                                                          Delta Mills, Inc.




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